UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 1, 2011

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 1, 2011, the Board of Directors of Thomas Group, Inc. (the “the Company”) adopted Amendment No. 2 (the “Amendment”) to the Amended and Restated By-Laws of the Company (as previously amended, the “By-Laws”).  Previously, at a special meeting on May 26, 2011, the Board of Directors of the Company, as permitted by the By-Laws and Section 158 of the Delaware General Corporation Law, adopted a resolution providing that shares of the Company’s common stock, par value $.01 per share, will be uncertificated shares and, accordingly, all shares of the Company’s common stock issued thereafter will no longer be represented by a share certificate.  The ability to issue uncertificated shares allows the Company to become eligible to participate in the Direct Registration System that is currently administered by the Depository Trust Company. The Direct Registration System permits investors to have securities registered in their names without the issuance of physical certificates, and the electronic transfer of securities to effect transactions without transferring physical certificates.

The Amendment amends the following provisions of the By-Laws:

•                                          Article VII, Section 1, to remove any requirement that the Company issue a share certificate to a shareholder of the Company upon the shareholder’s request;

•                                          Article VII, Section 5, to clarify that a replacement share certificate may only be issued if the Company’s common stock is certificated; and

•                                          Article III, Section 8, to permit notice of meetings of the Board of Directors to be given by electronic transmission.

A copy of the Amendment is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Amendment No. 2 to Amended and Restated By-Laws of Thomas Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	June 3, 2011	By:	/s/ Frank W. Tilley
Frank W. Tilley,
Chief Financial Officer and Vice President